Exhibit 99.1

       Orion HealthCorp Consummates Reverse/Forward Stock Split

    ATLANTA--(BUSINESS WIRE)--Dec. 10, 2007--Orion HealthCorp, Inc. (AMEX: ONH) today filed a Fourth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to consummate the Company's previously announced 1-for-2,500 reverse stock split of the Company's Class A Common Stock (the "Reverse Split") immediately followed by at 2,500-for-1 forward stock split of its Class A Common Stock (collectively, the "Splits"). The Company intends to deregister its Class A Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    Each stockholder holding fewer than 2,500 shares of the Company's Class A Common Stock immediately prior to the effective date of the Splits on December 10, 2007, had such shares automatically cancelled and converted into the right to receive $0.23 for each share of Class A Common Stock held immediately prior to the Reverse Split (the "Cashed Out Stockholders"). The shares of Class A Common Stock of each stockholder holding 2,500 or more shares prior to the Reverse Split remain unchanged after the Splits. The Company's transfer agent, American Stock Transfer & Trust Company, will mail a letter of transmittal to all of the Company's stockholders, providing instructions for how affected stockholders can receive their cash payment.

    Based on information available to the Company, the number of holders of record of the Company's Class A Common Stock has been reduced to fewer than 300 as a result of the Splits, and the Company intends to file a Form 15 with the Securities and Exchange Commission (the "SEC") today in order to terminate the registration of its Class A Common Stock under the Exchange Act. Upon the filing of the Form 15, the Company will no longer be required to file periodic reports with the SEC, including Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB, and will no longer be subject to the SEC's proxy rules.

    Terrence L. Bauer, chief executive officer of Orion HealthCorp, said, "We are very pleased to have finalized this transaction, which will allow us to take the Company private and enter the next phase of growth and development of Orion HealthCorp. We believe we are making this transition at a time of great opportunity for our organization and our industry. The challenges facing the healthcare marketplace have resulted in increased demand for services like those provided by our company."

    On December 10, 2007, the Company also issued additional senior unsecured subordinated promissory notes due 2011 (the "New Senior Unsecured Notes") in the aggregate original principal amount of $1,000,000 to each of Phoenix Life Insurance Company, Brantley Partners IV, L.P. and Terrence L. Bauer. The New Senior Unsecured Notes are providing in part the funds which are being used to pay the Cashed Out Stockholders and other costs associated with the Splits.

    In closing, Mr. Bauer added, "Even though we will no longer be a public company, we remain grateful to our loyal stockholders, physicians, physician group clients and all other stakeholders for their support. We look forward to continuing to work with these constituencies for many years to come."

    Orion's mission is to provide superior billing, collections, practice, business and financial management services for physicians, resulting in optimal profitability for its clients and increased enterprise value for its stakeholders. For more information on Orion HealthCorp, Inc., visit the Company's website at www.orionhealthcorp.com.

    Certain statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements, including all statements regarding improving financial metrics and future growth.

    The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of Orion HealthCorp, Inc. and the other companies described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts. Any number of factors could affect future operations and results, including without limitation, changes in federal or state healthcare laws and regulations and third party payer requirements, changes in costs of supplies, the loss of major customers, increases in labor and employee benefit costs, increases in interest rates on the Company's indebtedness as well as general market conditions, competition and pricing, and the Company's ability to successfully implement its business strategies and integrate acquisitions, including the expense and impact of any potential acquisitions and the ability to obtain necessary approvals and financing. Orion HealthCorp, Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

    CONTACT: Orion HealthCorp, Inc.
             Terrence L. Bauer, Chief Executive Officer, 678-832-1800